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                                                                    Exhibit 21.1

                              eLOYALTY SUBSIDIARIES

Name of Company                                    Jurisdiction of Incorporation
---------------                                    -----------------------------
eLoyalty Europe Holding Corporation                          Delaware
eLoyalty International Holding, Inc.                         Illinois
eLoyalty (Netherlands) B.V.                                  Netherlands
eLoyalty (Canada) Corporation                                Canada
eLoyalty (Deutschland) GmbH                                  Germany
eLoyalty (UK) Limited                                        England & Wales
eLoyalty (France) S.A.R.L.                                   France
eLoyalty Corporation (Australia) Pty. Ltd.                   Australia
eLoyalty International Limited                               Ireland